CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-63393, 333-77879, 333-86069, 333-86071, 333-30512, and 333-119152) of CSK Auto Corporation (the “Company”) of our report dated July 6, 2007 relating to the consolidated financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Company’s Annual Report on Form 10-K/A filed on August 15, 2007.

/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona
October 15, 2007